Exhibit 32.2

CERTIFICATE PURSUANT TO

18 U.S. SECTION 1350, AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A, Amendment No. 1, of Seitel, Inc. (the "Company") for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert D. Monson, Principal Financial Officer of the Company commencing May 10, 2004, and I, Marcia H. Kendrick, Principal Financial Officer of the Company for the quarter ended March 31, 2004 and for the period April 1, 2004 to May 10, 2004, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2004
/s/ Robert D. Monson

Robert D. Monson Principal Financial Officer commencing May 10, 2004

/s/ Marcia H. Kendrick

Marcia H. Kendrick Principal Financial Officer for the quarter ended March 31, 2004 and for the period April 1, 2004 to May 10, 2004